As filed with the Securities and Exchange Commission on March 22, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VERSAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	54-08522979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6850 Versar Center, Springfield, Virginia	22151
(Address of Principal Executive Offices)	(Zip Code)

Versar, Inc. Employee 401(k) Plan

(Full titles of the plans)

 Anthony L. Otten

Chief Executive Officer

Versar, Inc.

6850 Versar Center

Springfield, Virginia 22151

(Name and address of agent for service)

(703) 750-3000

(Telephone number, including area code, of agent for service)

Copies to:

Joshua Izenberg

General Counsel

Versar, Inc.

6850 Versar Center

Springfield, Virginia 22151

(Name and address of agent for service)

(703) 750-3000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value per share	403,302	$4.52	$1,356,000	$184.96

(1)	103,302 shares of Common Stock of the Registrant were previously registered pursuant to the Registrant’s Registration Statement on Form S-8, Registration No. 333-106111, filed on June 13, 2003 (the “2003 Registration Statement”) with respect to the Versar, Inc. Employee 401(k) Plan (the “Plan”). The previously registered shares represented shares which were eligible for rollover from another plan by participants. The Registrant paid a registration fee of $24 in connection with the registration of its Common Stock pursuant to the 2003 Registration Statement. This Registration Statement on Form S-8 is filed to register an additional 300,000 shares of Common Stock for issuance with respect to the Plan as a result of changes in the usage of the Plan. Therefore, the Registrant is paying an additional registration fee of $183.73 with this Registration Statement. In accordance with General Instruction E to Form S-8, the Registrant incorporates by reference the contents of the 2003 Registration Statement. Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Common Stock of the Registrant, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended. The offering price is calculated pursuant to Rule 457(c) based on the average of the high and low sales prices ($4.52 per share) for the Registrant’s Common Stock as quoted on the NYSE MKT on March 18, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

Not required to be filed with this Registration Statement.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with this Registration Statement.*

* The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of this Registration Statement will be sent or given to participants of the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. As permitted by Part I of Form S-8, such documents are not required to be, and are not, filed with the U.S. Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act of 1933, as amended. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by Versar, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated in this Registration Statement by reference:

(a)     The Registrant’s annual report on Form 10-K for the fiscal year ended June 29, 2012;

(b)     The Registrant’s quarterly reports on Form 10-Q for the quarters ended September 28, 2012 and December 28, 2012;

(c)     The Company’s current reports on Form 8-K filed on October 1, 2012 and November 14, 2012; and

(d)     The description of the Registrant’s Common Stock, par value $0.01, which is contained in its registration statement on Form 10 filed under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such descriptions.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable

ITEM 8. EXHIBITS.

(a) The following exhibits are filed herewith

Exhibit Number	Description

4.1	Versar, Inc. Restated Employee 401(k) Plan.

4.2	Amendment to the Plan implementing automatic enrollment unless the participant makes a contrary election.

4.3	Amendment merging the Advent 401(k) Profit Sharing Plan and Trust with and in to the Plan.

4.4	Amendment to Plan implementing 1% automatic annual increase of deferral amount to all participants under 6% deferral rate effective January 1, 2013, until the deferral amount reaches a maximum cap of 6%.

4.5	Amendment to the Plan excluding employees who are already eligible to participate in the Charron Construction Consulting, Inc. 401(k) Plan.

4.6	Amendment to the Plan adding Roth Deferrals in the Contribution types and merging the Charron Construction Consulting, Inc. 401(k) Plan with and into the Plan.

2

Exhibit
Number	Description

5.1	Opinion of Paul Hastings LLP

23.1	Consent of Grant Thornton LLP

23.4	Consent of Paul Hastings LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page hereto).

3

Item 9.Undertakings

The undersigned registrant hereby undertakes as follows:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions pursuant to which the directors, officers or controlling persons may be indemnified by the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia on March 22, 2013.

VERSAR, INC.

By:	/s/ Anthony L. Otten
Anthony L. Otten
Chief Executive Officer

We, the undersigned officers and directors of Versar, Inc., hereby severally constitute Anthony L. Otten and Joshua Izenberg and each of them singly, our true and lawful attorneys with full power to them, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally do all such things in our name and behalf in such capacities to enable Versar, Inc. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or either of them, to any and all such amendments. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony L. Otten	Chief Executive Officer and Director	March 22, 2013
Anthony L. Otten	(Principal Executive Officer)

	Executive Vice President, Chief	March 22, 2013
/s/ Cynthia A. Downes	Financial Officer and Treasurer
Cynthia A. Downes	(Principal Accounting Officer)

/s/ Paul J. Hoeper	Chairman and Director	March 22, 2013
Paul J. Hoeper

/s/ Robert L. Durfee	Director	March 22, 2013
Robert L. Durfee

/s/ James L. Gallagher	Director	March 22, 2013
James L. Gallagher

/s/ Amoretta M. Hoeber	Director	March 22, 2013
Amoretta M. Hoeber

/s/ Amir A. Metry	Director	March 22, 2013
Amir A. Metry

/s/ Ruth I. Dreessen	Director	March 22, 2013
Ruth I. Dreessen

/s/ Jeffrey A. Wagonhurst	Director	March 22, 2013
Jeffrey A. Wagonhust

Pursuant to the requirements of the Securities Act of 1933, the Versar, Inc. Employee 401(k) Plan has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia on March 22, 2013.

VERSAR, INC. EMPLOYEE 401(K) PLAN

By:	Anthony Otten
Anthony Otten, Trustee

EXHIBITS

Exhibit
Number	Description
4.1	Versar, Inc. Restated Employee 401(k) Plan.

4.2	Amendment to the Plan implementing automatic enrollment unless the participant makes a contrary election.

4.3	Amendment merging the Advent 401(k) Profit Sharing Plan and Trust to the Plan.

4.4	Amendment to Plan implementing 1% automatic annual increase of deferral amount to all participants under 6% deferral rate effective January 1, 2013 until it reached the maximum cap of 6%.

4.5	Amendment to the Plan excluding employees who are already eligible to participate in the Charron Construction Consulting, Inc. 401(k) Plan.

4.6	Amendment to the Plan adding Roth Deferrals in the Contribution types and merging the Charron Construction Consulting, Inc. 401(k) Plan with and into the Plan.

5.1	Opinion of Paul Hastings LLP

23.1	Consent of Grant Thornton LLP

23.4	Consent of Paul Hastings LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page hereto).